Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (on Form S-8 No. 333-27353) pertaining to the REMEC, Inc. Profit Sharing 401(k) Plan of our report dated June 14, 2004, with respect to the financial statements and schedule of the REMEC, Inc. Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

San Diego, California

June 25, 2004